EXHIBIT 16.1


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

May  6,  2002

Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir/Madam:

We have read the paragraph of Item 4(a) included in the amendment Form 8-K/A dated April 15, 2002, of CONNECTIVCORP, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,


/s/  Arthur  Andersen  LLP

Arthur  Andersen  LLP



cc:  Mr.  Elliot  Goldman,  President,  CONNECTIVCORP